SCHEDULE A
Series of Trust for Advised Portfolios

Ziegler Strategic Income Fund
Share Class	Minimum Initial / Additional Investment[1]	Maximum Initial Sales Charge	Maximum CDSC	Maximum 12b-1 Fee	Maximum Shareholder Servicing Fee	Redemption Fee

Institutional Class	$100,000/$1,000	None	None	None	0.15%	1.00%

Ziegler FAMCO Covered Call Fund
Share Class	Minimum Initial / Additional Investment[1]	Maximum Initial Sales Charge	Maximum CDSC	Maximum 12b-1 Fee	Maximum Shareholder Servicing Fee	Redemption Fee
Class A	$1,000/$100	5.75%	1.00%	0.25%	None	1.00%[2]
Class C	$1,000/$100	None	1.00%	1.00%	None	None
Institutional Class	$1 million/None	None	None	None	None	None
1      The Advisor may waive the minimum initial investment in certain circumstances; please see the Funds' Prospectus.
2      Although there is no front-end sales charge on purchases of $1 million or more, there is a maximum deferred sales charge of 1.00% for redemptions within 18 months of such a purchase.  This charge is waived for certain investors.
Ziegler Floating Rate Fund
Share Class	Minimum Initial / Additional Investment[1]	Maximum Initial Sales Charge	Maximum CDSC	Maximum 12b-1 Fee	Maximum Shareholder Servicing Fee	Redemption Fee
Class A	$1,000/$100	4.25%	1.00%	0.25%	None	1.00%[2]
Class C	$1,000/$100	None	1.00%	1.00%	None	None
Institutional Class	$1 million/None	None	None	None	None	None
1            The Advisor may waive the minimum initial investment in certain circumstances; please see the Funds' Prospectus.
2            Although there is no front-end sales charge on purchases of $1 million or more, there is a maximum deferred sales charge of 1.00% for redemptions within 18 months of such a purchase.  This charge is waived for certain investors.